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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          Aviation Distributors, Inc.
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             (Exact name of registrant as specified in its charter)


               Delaware                                 33-0715685
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(State of Incorporation or organization)   (I.R.S. Employer Identification No.)


            1 Wrigley Drive
               Irvine, CA                                   92618
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(Address of principal executive offices)                  (Zip Code)


If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please
check the following box.  [   ]

If this form relates to the registration of aclass of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to general
Instruction A(c)(2) please check the following box.  [   ]


Securities to be registered pursuant to Section 12(b) of the Act:

                                                  Name of each exchange
     Title of each class                           on which each class
     to be so registered                           is to be registered
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Common Stock $.01 par value                       Nasdaq SmallCap Market
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Securities to be registered pursuant to Section 12(g) of the Act:  None

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 ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

          The Registration Statement on Form 8-A relates to the registration with the Securities and Exchange Commission of shares of Common Stock, $.01 par value (the "Common Stock"), of Aviation Distributions Inc., a Delaware corporation (the "Registrant").

          Incorporated herein by reference is the Registration Statement of the Registrant on Form SB-2 (No. 333-8061) dated July 12, 1996, Amendment No. 1 thereto, filed August 29, 1996, Amendment No. 2 thereto, filed November 8, 1996, Amendment No. 3 thereto, filed December 2, 1996, and Amendment No. 4 thereto, filed December 17, 1996 (collectively, the "Registration Statement"), relating to the offering of 1,000,000 shares of Common Stock (plus an over-allotment option of up to 150,000 shares of Common Stock).

          Reference is made to the caption "Description of Capital Stock" in the Registration Statement for a description of certain attributes of the Common Stock.


ITEM 2.  EXHIBITS

          The securities described are to be registered on the Nasdaq Stock Market's SmallCap Market, on which no other securities of the Registrant are registered. Accordingly, copies of the following exhibits will be supplied to the Nasdaq Stock Market's SmallCap Market:

     1. Registrant's Amendment No. 4 to Registration Statement on Form SB-2, filed with the Commission on December 17, 1996;

     2.   Amended and Restated Certificate of Incorporation of the Registrant;

     3. Amendment No. 2 to Amended & Restated Certificate of Incorporation of the Registrant;

     4.   Bylaws of the Registrant; and

     5.   Specimen of the Registrant's Common Stock Certificate.

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                                    SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   AVIATION DISTRIBUTORS, INC.
                                   a Delaware corporation
                                   (Registrant)



                                   By /s/Osamah S. Bakhit
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                                                  Osamah S. Bakhit
                                              Chief Executive Officer


Date:  December 17, 1996

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